Exhibit 99.3

     MARC M. SELTZER (State Bar No. 54534)
     CHRISTINA A. SNYDER (State Bar No. 56118)
     EARL P. WILLENS (State Bar No. 030329)
     CORINBLIT & SELTZER
     A Professional Corporation
     3700 Wilshire Boulevard, Suite 820
     Los Angeles, California  90010-3085
     Telephone:  (213) 380-4200

     ROBERT S. SCHACHTER
     JEFFREY C. ZWERLING
     JOSEPH LIPOFSKY
     ZWERLING, SCHACHTER, ZWERLING
         & KOPPELL, LLP
     767 Third Avenue
     New York, New York  10017
     Telephone:  (212) 223-3900

     Attorneys for Plaintiff

                             UNITED STATES DISTRICT COURT

                            CENTRAL DISTRICT OF CALIFORNIA

                                   WESTERN DIVISION

     LEON BERGER, on behalf of himself  )    Case No. 95-7175 WDK (MCx)
     and All Others Similarly Situated, )
                                        )
                    Plaintiff,          )    CLASS ACTION
                                        )    ------------
               vs.                      )
                                        )    COMPLAINT FOR VIOLATIONS
     COMPUMED, INC.; ROD N. RAYNOVICH; )     OF THE FEDERAL SECURITIES
     DEVERE B. POLLUM; ROBERT G.        )    LAWS
     FUNARI; HOWARD L. MARK, ROBERT     )
     STUCKELMAN, RUSSELL WALKER,        )    JURY TRIAL DEMANDED
     ROBERT GOLDBERG, WINSTON MILLET    )    ---- ----- --------
     and JOHN MINNICK                   )
                                        )
                    Defendants.         )
     -----------------------------------)

          Plaintiff, individually and on behalf of all other persons similarly situated, by his undersigned attorneys, for his complaint, alleges upon personal knowledge as to himself and his own acts, and upon information and belief as to all other matters, based upon the investigation made by and through his attorneys, which investigation included, among other things, a review of the public documents analyst reports and news releases of CompuMed Inc. ("CompuMed" or the "Company"):

                                 NATURE OF THE ACTION
                                 --------------------

          1. Plaintiff brings this action as a class action on behalf of himself and all other persons who purchased CompuMed stock on the open market during the Class Period (as defined below in Paragraph 13, to recover damages caused by defendants' violations of the federal securities laws with regard to the preparation and dissemination of false and misleading statements.

          2. The materially false and misleading statements concerned an agreement entered into between CompuMed and Merck & Co. ("Merck") for the marketing of a CompuMed's OsteoGram technology. The false and misleading statements were contained in public statements and press releases issued by CompuMed which caused the market price of the Company's securities to be artificially inflated.

                                JURISDICTION AND VENUE
                                ----------------------

          3. Plaintiffs bring this action pursuant to Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") (15 U.S.C. Sections 78j(h), and 78(t)(a)) and Rule 10b-9 promulgated thereunder, 17 C.F.R. Section 240.10b-5.

          4. This Court has jurisdiction over the subject matter of this action pursuant to Section 27 of the Exchange Act (15 U.S.C. Section 78aa) and 28 U.S.C. Section 1331, as amended.

          5. Venue is proper in this District pursuant to Section 27 of the Exchange Act, 15 U.S.C. Section 78aa and 28 U.S.C. Section 1391(b). Many of the acts and transactions giving rise to the violations of law complained of herein, including the preparation and dissemination to the investing public of false and misleading information, occured in this District. Further Defendant CompuMed has its principal place of business in the District at Manhattan Beach, California.

          6. In connection with the acts, conduct and other wrongs complained of herein, the Defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including the United States mails and interstate telephone communications, and the facilities of the national securities exchange.

                                     THE PARTIES
                                     -----------

          7. Plaintiff Leon Berger purchased 1,000 shares of CompuMed common stock on September 13, 1995 at a price of $15 per share, and has been damaged thereby.

          8. Defendant CompuMed is a corporation organized under the laws of the state of Delaware with its principal offices at 1230 Rosecrans Avenue, Suite 1000, Manhattan Beach, California. CompuMed develops the utilization of computer technology for the assistance in the treatment and diagnosis of medical problems. As of August 30, 1995, CompuMed had 6.886,556 shares of common stock outstanding. During the Class Period, the Company's common stock was actively traded on the NASDAQ, an efficient market.

          9. (a) Defendant Rod N. Raynovich ("Raynovich") was the President and Chief Executive Officer of CompuMed at all times relevant hereto. By reason of his stock ownership, executive positions, and his ability to make public statements in the name of the Company, Defendant Raynovich was controlling person of the Company and had the power and influence to cause the Company to engage in the unlawful conduct complained of herein.
     Because of his executive positions with the Company, Defendant Raynovich had access to the adverse, material non-public information about the Company's business, finances, products, markets and present and future business prospects particularized herein via access to internal corporate documents, conversations or connection with corporate officers or employees, attendance at Company management and/or Board of Directors meetings and committee thereof and/or via reports and other information provided to him in connection therewith.

          (b) Defendant Devere B. Pollom ("Pollom") is, and at all times relevant hereto has been, Vice President and Chief Financial Officer of the Company. By reason of his stock ownership, executive positions, and his ability to make public statements in the name of the Company, Defendant Pollom was controlling person of the Company and has the power and influence to cause the Company to engage in the unlawful conduct complained of herein. Because of his executive positions with the Company, Defendant Pollom had access to the adverse, material non-public information about the Company's business, finance, products, markets and present and future business prospects particularized herein via access to internal corporate documents, conversations or connections with corporate officers or employees, attendance at Company management and/or Board of Directors meetings and committees thereof and/or via reports and other information provided to him in connection therewith. While in possession of material, non public information. Pollom sold 5,000 shares of CompuMed stock, substantial portion of his holdings, for approximately $50,000 during the Class Period.

               (c) Defendant Robert C. Punari ("Punari") is, and at all times relevant hereto has been a Director of CompuMed. By reason of his stock ownership and membership on the Company's Board of Directors, and his ability to make public statements in the name of the Company, Defendant Punari was controlling person of the Company and had the power and influence to cause the Company to engage in the unlawful conduct complained of herein. Because of his Board membership, Defendant Punari had access to the adverse, material non-public information about the Company's business, finances, products, market and present and future business prospects particularized herein via access to internal corporate documents, conversations or connections with corporate officers or employees, attendance at Company management and/or Board of Directors meetings and committees thereof and/or via reports and other information provided to him in connection therewith. Based on inside information, Punari sold 19,542 shares of CompuMed stock, his entire holdings, for almost $215,000 during the Class Period.

               (d) Defendant Howard Mark ("Mark") is, and at all times relevant hereto had been, a Director of CompuMed. By reason of his stock ownership and membership on the Company's Board of Directors, and his ability to make public statements in the name of the Company, Defendant Mark was a controlling person of the Company and had the power and influence to cause the Company to engage in the unlawful conduct complained of herein.
     Because of his Board membership with the Company, Defendant Mark had access to the adverse, material non-public information about the Company's business, finances, products, markets and present and future business prospects particularized herein via access to internal corporate documents, conversations or connections with corporate officers or employees, attendance at Company management and/or Board of Directors meetings and committees thereof and/or via reports and other information provided to him in connection therewith. While in possession of material, non-public information, Mark sold 22,800 shares of CompuMed stock, a substantial portion of his holdings, for over $287,000 during the Class Period.

               (e) Defendant Robert Stuckelman ("Stuckelman") is at all times relevant hereto and has been a director of CompuMed. By reason of his stock ownership and membership on the Company's Board of Directors, and his ability to make public statements in the name of the Company, Defendant Stuckelman was a controlling person of the Company and had the power and influence to cause the Company to engage in the unlawful conduct complained of herein. Because of his Board membership with the Company, Defendant Stuckelman had access to the adverse, material non-public information about the Company's business, finances, products, market and present and future business prospects particularized herein via access to internal corporate documents, conversations or connections with corporate officers or employees, attendance at Company management and/or Board of Directors meetings and committee thereof and/or via reports and other information provided to him in connection therewith. While in possession of material, non-public information, Stuckelman sold 90,000 shares of CompuMed stock, a substantial portion of his holdings, for over $1 million during the Class Period.

               (f) Defendant Russell Walker ("Walker") is, and at all times relevant hereto has been a director of CompuMed. By reason of his stock ownership and membership on the Company's Board of Directors, and his ability to make public statements in the name of the company, Defendant Walker was controlling parson of the Company and had the power and influence to cause the Company to engage in the unlawful conduct complained of herein. Because of his Board membership with the Company, Defendant Walker had access to the adverse, material non-public information about the Company's business, finances, products, markets and present and future business prospects particularized herein via access to internal corporate documents, conversations or connections with corporate officers or employees, attendance at Company management and/or Board of Directors meetings and committees thereof and/or via reports and other information provided to him in connection therewith. Based on inside information, Walker sold 918 shares of CompuMed stock, his entire holdings, for over $l0,000 during the Class Period.

               (g) Defendant Robert Goldberg ("Goldberg") is a Director of CompuMed.

               (h)  Defendant Winston Millet ("Millet") is a Director of
     CompuMed.

               (i)  Defendant John Minnick ("Minnick") is a Director of
     CompuMed.

          10. Defendants Raynovich, Pollom, Funari, Mark, Stuckelman, Walker, Goldberg, Millet and Minnick are referred to herein collectively as the "Individual Defendants."

          11. Defendants had a duty to promptly disseminate accurate and truthful information regarding the Company's operations and financial condition, or to cause and direct that such information be disseminated and to promptly correct any previously disseminated information that was misleading to the market. As result of their failure to do so, the value of CompuMed common stock was artificial inflated during the Class period, causing injury is Plaintiff and the Class.

          12. The Defendants participated in and consciously or recklessly pursued the unlawful conduct alleged herein in order to enrich themselves at the public's expense, to protect their emoluments and privileges of corporate office, to maintain the value of their stock holdings in CompuMed and to sell some of the shares at inflated prices.

                               CLASS ACTION ALLEGATIONS
                               ------------------------

          13. Plaintiff brings this action as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of a class (the "Class") consisting of all persons who purchased the common stock of CompuMed during the period from August 31, 1995 through October 17, 1995, inclusive (the "Class Period"). Excluded from the Class are the Defendants names herein, members of the immediate family of the individual Defendants, any entity in which any Defendant has a controlling interest, and the legal affiliates, representatives, heirs, controlling persons, successors, and predecessors in interest or assigns of any such excluded party.

          14. Members of the Class are sufficiently numerous that joinder of all members is impractical. As of August 30, 1995, there were 6,866,556 shares of the Company's common stock outstanding. Throughout the Class Period, the Company's common stock was actively traded on the NASDAQ Exchange, an open, developed and efficient market. While the exact number of Class members can only be determined by appropriate discovery, Plaintiffs believe that Class members number in the thousands, that they are geographically dispersed, and may be identified from records maintained by CompuMed or its transfer agent and notified of this action.

          15. Plaintiff's claim are typical of the claims of the members of the Class. Plaintiff and all members of the Class sustained damages as a result of Defendants' wrongful conduct complained of herein.

          16. Plaintiff will fairly and adequately protect the interests of the members of the Class and has retained counsel competent and experienced in class and securities litigation.

          17. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. Since the damages suffered by individual Class members may be relatively small, the expense and burden of individual litigation makes it virtually impossible for the Plaintiff Class members individually to seek redress for the wrongful conduct alleged.

          18. Common questions of law and fact exist as to all members of the Class and predominate over any questions affecting solely individual members of the Class. Among the questions of law and fact common to the Class are:

               a. whether Defendants violated federal securities law by Defendants' act as alleged herein;
               b. Whether Defendant participated in and pursued the common course of conduct complained of herein;
               c. Whether the public statements disseminated to the investing public and to the members of the Class omitted or misrepresented material facts about the agreement between CompuMed and Merck, or became materially false and misleading during the Class Period;
               d. Whether defendants had a duty to correct such statements when they learned they had become false and misleading;
               e. Whether defendants acted knowingly or recklessly in making materially false and misleading statements or in failing to correct such statements upon learning that they were materially false and misleading;
               f. Whether the market prices of the Company's securities during the Class Period were artificially inflated because of the defendants' conduct complained of herein; and
               g. Whether the members of the Class have sustained damages and, if so, what is the proper measure of damages.

                               SUBSTANTIVE ALLEGATIONS
                               -----------------------

          19. CompuMed is a medical systems company engaged in the application of computer technology to medicine. One of its important new products is the OsteoGram, which measures bone mass with standard x-ray equipment through the use of radiographic absorptiometry ("RA") technology thereby aiding the diagnosis and monitoring of osteoporosis.

          20. In a June 13, 1995 press release, CompuMed stated how important the OsteoGram is to the Company's future. Defendant Raynovich highlighted the ongoing effort to locate a strategic partner for the successful development of this product:

               The company is . . . well positioned in the emerging field of osteoporosis diagnostics, which is expected to grow rapidly with the arrival of promising new drugs to treat osteoporosis, said Raynovich. CompuMed is pursuing its key objective for this year in seeking a strategic partner for its Osteogram, a low-cost, easy-to-use bond density test. The OsteoGram is accessible to all potential patients because it uses computer analysis of simple hand X-rays performed in a physician's office.

          21. CompuMed reported on June 27, 1995, that it was involved in negotiations with another company to license the Osteogram. It did not disclose who the potential partner was or when an agreement might be reached. The announcement had a substantial impact on the Company's stock price, which rose as much as 1-1/8 to 6-3/16 on trading of more than 503,000 shares.

          22.  On August 1, 1995, Forbes reported that Merck might emerge as
                                  ------
     CompuMed's marketing partner, as Merck's new osteoporosis drug, Fosamax, would benefit by the use of the OsteoGram to identify osteoporosis.

          23. CompuMed issued a press release on August 11, 1995 in which it reported its results for the third quarter ending June 30, 1995. In that release, Raynovich stated: "The company is currently in the final stage of negotiation for licensing of the Osteogram. This was previously announced on June 27, 1995."

          24. CompuMed and Merck reached an agreement on the licensing of the OsteoGram at the end of August. In a joint press release on August 31, 1995, the companies declared:

               Under the agreement, Merck will obtain the worldwide, exclusive rights to the Osteogram from CompuMed, a Manhattan Beach, Calif., firm. In return, CompuMed will receive a licensing fee and royalties on all OsteoGram tests performed over a period of five years. Specific financial terms of the agreement were not disclosed.

          25. The companies stated that the closing of the agreement was contingent upon the satisfaction of certain conditions by September 22, 1995.

          26.  Defendant Raynovich also stated that:

               RA technology is a safe, valuable, inexpensive option for measuring bone mass, particularly for the thousands of physicians who already have standard X-ray equipment in their offices.

          27. For the next month there were no further announcements regarding the impending transaction. On September 27, 1995, it was announced that an agreement between March and CompuMed had been completed. The Defendants stated:

               Under the terms of the agreement, Merck will pay CompuMed a licensing fee and royalties on all OsteoGram tests performed for the next five years. Merck will also work to develop OsteoGram product improvements.

     Raynovich was listed as the contact person for CompuMed in the press release.

          28. While it was learned later that the agreement had actually been signed on September 22, 1995, specifics of the deal were announced other than that Merck would pay CompuMed a licensing fee and royalties for five years. The announcement did not disclose that for the last two years of the five-year agreement that the payments received by CompuMed would be capped at the lesser of $3 million or 10% of collected revenues for year four and the lesser of $4 million or 10% of collected revenues for year five.

          29. Thus, the statements made in the August 31, 1995 and the September 27, 1995 announcements were materially false and misleading because, while they highlighted that CompuMed would receive fees and royalties on all tests performed over a period of five years, they failed to disclose that in the last two years of the contract the amount of fees and royalties which CompuMed could receive would be capped to a level substantially limiting the Company's potential earnings from the agreement. CompuMed's statement in the August press release that the specific financial terms of the agreement were not being disclosed did not offset the misleading nature of the information that was disclosed.

          30. With the knowledge that there was a "cap" on the payments to be paid by Merck and the resultant affect this would have on CompuMed's stock price, the Individual Defendants began to sell shares of CompuMed stock, before the public dissemination of the news of the "cap."

          31.  The following insiders sold shares of CompuMed as follows:

          Name           Position            Date             Shares
          ----           --------            ----             ------

     Devere Pollom       V.P. and CEO        09/8/95-09/12/95    5,000
     Robert Funari       Director            09/28/95           19,542
     Howard Mark         Director            09/25/95           22,800
     Robert Stuckelman   Director            09/21/95-09/29/95  90,000
     Russell Walker      Director            09/28/95              913
                                                                -------
                                                  Total         138,255

          32. On October 11, 1995, apparently without the knowledge that the agreement with Merck capped CompuMed's earnings upside potential. Montgomery Securities rated CompuMed a "buy." On that day, CompuMed's shares rose almost $3 per share on extraordinarily large volume from a closing price of $14.375 on October 10, 1995 to close at $17.135 on October 11th.

          33. On October 17, 1995, CompuMed finally disclosed the true details about its agreement with Merck, when it filed with the SEC. In its press release CompuMed stated that as to the agreement, signed on September 22, 1995:

               Under the license agreement for the first generation Osteogram, Merck will pay CompuMed royalties for each revenue-producing test using the OsteoGram technology during the years 1996 through 2000. The royalties will escalate from $2 to $4 per test over that period.
               These royalties have no maximum amount during 1996 through 1998, but they are subject to a maximum in 1999 equal to the lesser of 10 percent of Merck's total collected revenues or $3 million and maximum in 2000 equal to the lesser of 10 percent of Merck's total collected revenues or $4 million. There are no minimum royalties under the agreement.

          34. The previously undisclosed cap on royalty payments under the agreement was highly material. According to the August 31, 1995 press release, only a small percentage of women in the United States who are over 59 have had tests measuring their bone mass. The indication is that a huge potential exists if women can be encouraged to take such tests. It is also suggested that it may take a period of years before a substantial number of women begin being tested. Thus, the cap placed on CompuMed's earnings will come into play just when it would have been in a position to benefit the most from the contract.

          35. The materiality of this news is evidenced by the reaction of the market. By the end of the day on October 17, CompuMed stock had closed down 48% declining by 7 3/4 to 8 1/4 per share on trading of 5.15 million shares. CompuMed lost all of the gains made since the announcement of the agreement on August 31, 1995.

          36. On October 18, 1995, the slide continued, with the stock price falling another 19%, dropping by 1-9/16 to 6-11/16. According to Bloomberg's summary of the day's results, this stock price fell "on news that Merck & Co. will pay less then expected for its osteoporosis test."

          37. As demonstrated by the market's sharp reaction to CompuMed's announcement, the investing public had clearly been misled by the Company. As reported by Bloomberg on October 17:

               James Broadfoot, a CompuMed investor and chief investment officer at $1.6 billion-asset Ivy Management Inc., in Boca Raton, Florida, said the royalty rap hadn't been expected. Today's stock slide, he said, suggests "everybody is saying the company has misled us and the company has lied to us." Neither CompuMed or Merck had revealed financial arrangements when first announcing the agreement on Aug. 31. Several of CompuMed's directors and a vice president have sold a total of 137,342 shares since then.

          38. At the time of both the August 31, 1995 and September 27, 1995 press releases, defendants clearly knew, but intentionally or recklessly failed to disclose, the material terms of their agreement with Merck, including one of the most critical items -- the cap on CompuMed's royalty earnings for the last two years of the contract. In making, authorizing or acquiescing in the statements contained in the press releases, defendants therefore knew or recklessly disregarded the fact that they were misleading the market, thereby artificially inflating the price of the Company's common stock in violation of the federal securities laws.

          39. From September 3, 1995 through September 29, 1995, Company insiders sold a total of over 138,000 shares of CompuMed stock while with knowledge of, and access to, material non-public information concerning the terms of the CompuMed/Merck agreement. In so doing, the Individual Defendants who made such sales, made substantial profits by selling their shares at prices which had been artificially inflated as a result of the Company's misrepresentations and omissions.

          40. The sales by the Individual Defendants alleged herein are not only sufficient facts from which to infer the defendants scienter in making the alleged misrepresentations and omissions identified herein, they also created a duty on the part of defendants to disclose all material non-public information in their possession at the time of such sales.

                           FRAUD-ON-THE MARKET-ALLEGATIONS
                           -------------------------------

          41. (a) The common stock of CompuMed was actively traded, throughout the Class period, on the NASDAQ Exchange and has reflected throughout the Class period, all publicly available information concerning the Company.

               (b) The NASDAQ Exchange is recognized as a highly liquid, efficient and information sensitive market.

               (c) CompuMed was followed by securities analysts employed by brokerage firms, who wrote reports which were distributed to the sales force and certain customers of such firms and which were available to various automated data retrieval services.

               (d) As required under the Exchange Act, the Company files quarterly, annual and current reports with the Securities and Exchange Commission, which reports are a matter of public record. Thus, the price of the Company's common stock, at all times, reflected the information that was publicly available about the Company in the financial news media. Accordingly, Plaintiff and the Class, are entitled to a presumption of reliance on the misrepresentations and omissions described herein.

                                       COUNT 1
                                       -------

                      FOR VIOLATIONS OF SECTION 10(b) and 20(a)
                         OF THE EXCHANGE ACT AND RULE 10(b)-5
                    PROMULGATED THEREUNDER AGAINST ALL DEFENDANTS
                    ---------------------------------------------

          42. Plaintiff incorporates by reference and realleges all paragraphs previously alleged herein, and asserts these claims against all Defendants.

          43. During the Class Period, Defendants issued and disseminated various documents and statements to the investing public, as set forth above, which failed to disclose the terms of the CompuMed/Merck Agreement and which had the effect of artificially inflating the market prices of CompuMed's securities. The Individual Defendants, by reason of their position as Directors and officers of CompuMed had actual knowledge of the omission set forth above and intended thereby to deceive plaintiff and the other members of the Class, or, in the alternative, acted with reckless disregard for the truth when they failed to disclose the true facts.

          44. Defendants were under a duty to disclose the material adverse non-public information in light of the fact that persons within the Company were trading on inside information and in light of the fact that undertook such duty when they made any statements at all regarding the Merck/CompuMed Agreement.

          45. The Individual Defendants manifested a conscious and continuous intent to distort the truth and other wise mislead the plaintiff and the other members of the Class in order to artificially support and maintain the market price of CompuMed's securities.

          46. As a result of the above described acts, defendants, severally and in concert, directly and indirectly, by use of the means and instrumentalities of interstate commerce, violated section 19(b) and 20(a) of the exchange Act and Rule 10b-5 promulgated thereunder in that they knowingly or recklessly (a) employed devices, schemes and artifices to defraud; (b) made untrue statements of material facts or omitted to state material facts necessary in order to make the statement made, in light of the circumstances in which they were made, not misleading; or (c) engaged in acts, practices and a course of business that operated as a fraud or deceit upon plaintiffs and the Class in connection with their purchase of the Company's common stock.

          47. Because of their positions of control and authority as officers and directors of the Company, the individual Defendants had power and influence, and exercised the same, over the Company, and were able to and did, directly or indirectly, control the content of the aforesaid statements relating to the Company. Therefore, they were controlling persons of the Company within the meaning of Section 20(a) of the Exchange Act and liable thereunder. Because of their positions with the Company, the Individual Defendants had access to adverse non-public information about the financial condition, operations and future business prospects of the Company as particularized herein and acted to misrepresent and conceal the same.

          48. With knowledge and/or reckless disregard of the truth, the individual Defendants caused or controlled the issuance of the public statements containing misstatements and omissions of material facts as alleged herein.

          49. As a result of the deceptive practices and false and misleading statements and omission described above, the market price of the Company's stock was artificially inflated throughout the Class Period.

          50. Plaintiff and the Class, relying on the integrity of the market in the Company's stock and/or defendants' misrepresentations, purchased Company stock during the Class Period at artificially inflated prices. Had the plaintiff and the Class known the truth concerning the misrepresented and omitted facts described herein, they would not have purchased the Company's stock at the prices they did, if at all. At the time of purchases by plaintiff and members of the Class, the true value of the Company's stock was substantially less than the prices paid by plaintiff and the Class.

          51. The price of the Company's common stock declined materially upon the public disclosure of the facts that had been misrepresented or concealed as alleged in this Complaint. Plaintiff and other members of the Class have suffered substantial damages as a result.


          WHEREFORE, Plaintiff, on Plaintiff's own behalf and on behalf of the Class, prays for judgement as follows:

          A. Declaring this action to be a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Class defined herein;

          B. Awarding plaintiff and all members of the Class damages suffered as a result of the wrongs complained of herein, together with prejudgment interest at the maximum rate allowable by law;

          C. Awarding plaintiff his costs and expenses incurred in this action, including reasonable attorneys', accountants', and experts' fees and expenses; and

          D. Awarding plaintiff and the Class such other and further relief as the Court deems just and proper.


                                   MARC M. SELTZER
                                   CHRISTINA A. SNYDER
                                   EARL P. WILLENS
                                   CORINBLIT & SELTZER
                                   A Professional Corporation

                                   ROBERT S. SCHACHTER
                                   JEFFREY C. ZWERLING
                                   JOSEPH LIPOFSKY
                                   ZWERELING, SCHACHTER, ZWERLING
                                       & KOPPELL, LLP



                                   By   /s/ Marc M. Seltzer
                                     -----------------------------
                                        Marc M. Seltzer
                                        Attorneys for Plaintiff


                              DEMAND FOR JURY TRIAL
                              ---------------------

          Plaintiff hereby demands a trial by jury.

                                   MARC M. SELTZER
                                   CHRISTINA A. SNYDER
                                   EARL P. WILLENS
                                   CORINBLIT & SELTZER
                                   A Professional Corporation

                                   ROBERT S. SCHACHTER
                                   JEFFREY C. ZWERLING
                                   JOSEPH LIPOFSKY
                                   ZWERLING, SCHACHTER, ZWERLING
                                        & KOPPELL, LLP




                                   By   /s/ Marc M. Seltzer
                                     -----------------------------
                                        Marc M. Seltzer
                                     Attorneys for Plaintiff